                                                                   Exhibit 10.17


                         CONLEY, CANITANO & ASSOC., INC.



                      -----------------------------------

                                 STOCK PURCHASE
                           AND SHAREHOLDERS AGREEMENT

                      -----------------------------------




                             As of October 15, 1997

                         CONLEY, CANITANO & ASSOC., INC.
                                 Stock Purchase
                           and Shareholders Agreement
                             As of October 15, 1997

                                                                                                               Page

SECTION 1.          PURCHASE AND SALE OF SHARES; REDEMPTION.......................................................1
         1.1        Description of Securities.....................................................................1
         1.2        Sale and Purchase; Redemption.................................................................2
         1.3        Closing.......................................................................................2

SECTION 2.          REPRESENTATIONS AND WARRANTIES................................................................2
         2.1        Organization and Corporate Power..............................................................2
         2.2        Authorization and Non-Contravention...........................................................3
         2.3        Capitalization................................................................................4
         2.4        Subsidiaries; Investments.....................................................................5
         2.5        Financial Statements and Matters..............................................................5
         2.6        Absence of Undisclosed Liabilities............................................................6
         2.7        Absence of Certain Developments...............................................................6
         2.8        Ordinary Course...............................................................................6
         2.9        Accounts Receivable...........................................................................7
         2.10       Title to Properties...........................................................................7
         2.11       Tax Matters...................................................................................7
         2.12       Certain Contracts and Arrangements............................................................8
         2.13       Intellectual Property Rights; Employee Restrictions...........................................9
         2.14       Litigation...................................................................................10
         2.15       Employee Benefit Plans.......................................................................10
         2.16       Labor Laws...................................................................................11
         2.17       Employees and Suppliers......................................................................11
         2.18       Hazardous Waste, Etc.........................................................................12
         2.19       Business; Compliance with Laws...............................................................12
         2.20       Investment Banking; Brokerage................................................................12
         2.21       Insurance....................................................................................12
         2.22       Transactions with Affiliates.................................................................12
         2.23       Customers....................................................................................12
         2.24       Product and Service Warranties...............................................................13
         2.25       Certain Events...............................................................................13
         2.26       Disclosure...................................................................................13

SECTION 2A.         REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..............................................14

SECTION 3.          CONDITIONS OF PURCHASE.......................................................................15
         3.1        Satisfaction of Conditions...................................................................15
         3.2        Director Election............................................................................15
         3.3        Opinion of Counsel...........................................................................15


                                      (i)


         3.4        Consent of Spouse............................................................................15
         3.5        Authorization................................................................................15
         3.6        All Proceedings Satisfactory.................................................................15
         3.7        Investors' Fees..............................................................................16
         3.8        No Violation or Injunction...................................................................16
         3.9        Consents and Waivers.........................................................................16
         3.10       Management Compensation......................................................................16
         3.11       Completion of Audit..........................................................................16
         3.12       Reissuance of Stock Certificates.............................................................16
         3.13       Release by Joseph Minadeo....................................................................16
         3.14       Election of Officers.........................................................................16
         3.15       Kenneth L. Conley as Shareholder.............................................................17
         3.16       Payment of Broker Fee........................................................................17

SECTION 4.          COVENANTS....................................................................................17
         4.1        Financial Statements and Budgetary Information; Inspection...................................17
         4.2        Indemnification; Insurance...................................................................17
         4.3        Board of Directors...........................................................................18
         4.4        Restrictive Covenants........................................................................18
         4.5        Redemption...................................................................................18
         4.6        Key Person Insurance.........................................................................18
         4.7        Management Compensation......................................................................18
         4.8        Stock Awards.................................................................................18
         4.9        Assignment...................................................................................19
         4.10       Hiring of a Chief Financial Officer..........................................................19

SECTION 5.          TRANSFER RESTRICTIONS........................................................................19
         5.1        General Restriction..........................................................................19
         5.2        Right of First Refusal.......................................................................20
         5.3        Rights of Co-Sale............................................................................21
         5.4        Assignment...................................................................................24

SECTION 6.          RIGHTS TO PURCHASE...........................................................................24
         6.1        Right to Participate in Certain Sales of Additional Securities...............................24
         6.2        Assignment of Rights.........................................................................25

SECTION 7.          REGISTRATION RIGHTS..........................................................................25
         7.1        Optional Registrations.......................................................................25
         7.2        Required Registrations.......................................................................26
         7.3        Registrable Securities.......................................................................28
         7.4        Further Obligations of the Company...........................................................28
         7.5        Indemnification; Contribution................................................................30
         7.6        Rule 144 and Rule 144A Requirements..........................................................32
         7.7        Transfer of Registration Rights..............................................................33
         7.8        "Market Stand-off" Agreement.................................................................33

                                      (ii)


SECTION 8           ELECTION OF DIRECTORS........................................................................33

SECTION 9           SURVIVAL; INDEMNIFICATION....................................................................34
         9.1        Survival of Representations; Warranties and Covenants; Assignability of Rights...............34
         9.2        Indemnification by the Company and the Shareholders..........................................34
         9.3        Limitations on Indemnification by the Company and the Shareholders...........................35
         9.4        Indemnification by the Investors.............................................................36
         9.5        INTENTIONALLY OMITTED........................................................................37
         9.6        Notice; Defense of Claims....................................................................37
         9.7        Rights of Investors..........................................................................38

SECTION 10          GENERAL......................................................................................40
         10.1       Amendments, Waivers and Consents.............................................................40
         10.2       Legend on Securities.........................................................................40
         10.3       Governing Law................................................................................41
         10.4       Section Headings and Gender..................................................................41
         10.5       Counterparts.................................................................................41
         10.6       Notices and Demands..........................................................................41
         10.7       Dispute Resolution...........................................................................42
         10.8       Remedies; Severability.......................................................................42
         10.9       Integration..................................................................................43
         10.10      Fees and Expenses............................................................................43

EXHIBITS

         A.         Schedule of Investors
         B.         Preferred Stock Terms
         C.         Schedule of Common Stock Redemptions
         D.         Form of Redemption Agreement
         E.         Disclosure Schedule
         F.         Projections
         G.         Opinion of Counsel
         H.         Form of Consent of Spouse
         I.         Form of Employee Confidentiality Agreement





                                      (iii)

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DISCLOSURE SCHEDULES

Section
- -------

2.2(a)     Authorization and Non-Contravention
2.2(b)     Authorization and Non-Contravention (Shareholders)
2.3        Restricted Stock Plan; Capitalization
2.5(c)     Projections
2.6        Undisclosed Liabilities
2.7        Certain Developments
2.9        Accounts Receivable
2.10       Properties
2.11       Tax Matters
2.12       Contracts
2.13       Intellectual Property
2.15       Employee Benefit Plans
2.17       Employees and Suppliers
2.20       Investment Banking; Brokerage
2.21       Insurance
2.22       Transactions with Affiliates
2.23       Customers
2.24       Product and Service Warranties
2.25       Certain Events
4.7        Management Compensation
5.1(d)     Competitors





                                      (iv)

                                 STOCK PURCHASE
                           AND SHAREHOLDERS AGREEMENT


         STOCK PURCHASE AND SHAREHOLDERS AGREEMENT made as of this 15th day of October, 1997, by and among Conley, Canitano & Assoc., Inc., an Ohio corporation (together with any predecessors or successors thereto and subject to Section 2, the "Company"), Annette M. Canitano, Nicholas A. Canitano, Karen M. Conley and Kenneth L. Conley (collectively, the "Management Shareholders"), NAC Enterprises, Inc., CKCK Enterprises, Inc., the Kenneth L. Conley Charitable Remainder Trust and the Karen M. Conley Charitable Remainder Trust (collectively with the Management Shareholders, the "Shareholders" and individually a "Shareholder"), and the investment partnerships named in EXHIBIT A hereto (together with their successors and assigns, collectively the "Investors," and each individually an "Investor").

         WHEREAS, all of the outstanding shares of the Company's capital stock prior to the date hereof are owned by the Shareholders; and

         WHEREAS, the Company has authorized the issuance and sale to the Investors of a total of 250,400 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share ("Convertible Preferred Stock"), having the rights and preferences set forth in EXHIBIT B for an aggregate purchase price of $17,500,000;

         WHEREAS, the Company has agreed to redeem and the Shareholders have agreed to sell to the Company an aggregate of 135,000 shares of the Company's Common Stock, no par value ("Common Stock"), for an aggregate purchase price of $15,877,284;

         WHEREAS, the Company has authorized the issuance and sale to the Investors of a total of 135,000 shares of Common Stock, to be obtained by the Company through the redemption of heretofore outstanding shares, for an aggregate purchase price of $1,350.00; and

         WHEREAS, the parties hereto desire to set forth the terms of their ongoing relationship in connection with the Company.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF SHARES; REDEMPTION

         1.1 DESCRIPTION OF SECURITIES. The Company's authorized capital stock consists of Common Stock, Convertible Preferred Stock and Redeemable Preferred Stock, par value $.01 per share, having the rights and preferences set forth in EXHIBIT B (the "Redeemable Preferred Stock"). The Company has authorized and has reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock and Redeemable Preferred Stock to satisfy the rights of conversion of the holders of the Convertible Preferred Stock. For purposes of this Agreement, (i) the shares of Convertible Preferred Stock to be acquired by the Investors from the Company hereunder are referred to as the "Convertible Preferred Shares," (ii) the shares of Common Stock to be issued hereby are sometimes referred to herein as the "Common Shares," (iii) the shares of Redeemable Preferred Stock and Common Stock issuable upon conversion of the Convertible Preferred Shares are referred to as the "Conversion Shares," and (iv) the Convertible Preferred Shares, the Common Shares and the Conversion Shares are sometimes referred to herein as the "Securities."

         1.2 SALE AND PURCHASE; REDEMPTION. Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, (a) each Investor hereby purchases from the Company, and the Company hereby issues and sells to each of the Investors, at the Closing (as defined in Section 1.3), the number of Convertible Preferred Shares and Common Shares set forth opposite the name of such Investor in EXHIBIT A for the purchase price of $69.89 per Convertible Preferred Share (or $17,500,000 in the aggregate), and $.01 for each Common Share, with proportionate amounts for fractional shares, and the Company hereby grants the Investors the rights set forth herein. The closing of the purchase and sale of the Common Shares shall occur following the purchase and sale of the Convertible Preferred Shares and the redemption of stock from the Shareholders as contemplated by Section 4.5 hereof. The transactions contemplated hereby as further described in Sections 2 and 4 shall constitute a single integrated transaction or series of transactions for federal income tax purposes. All purchase and redemption payments hereunder shall be made by wire transfer of next day available funds.

         1.3 CLOSING. The closing of the purchases and sales of the Convertible Preferred Shares and the redemption of Common Stock from the Shareholders contemplated by Section 1.2 (the "Closing") shall take place at 10:00 a.m. on the date hereof (the "Closing Date").

SECTION 2. REPRESENTATIONS AND WARRANTIES

         In order to induce the Investors to enter into this Agreement, the Company and the Shareholders jointly and severally, but subject to Section 9.3(c)(ii) of this Agreement, represent and warrant to each of the Investors the following, except as set forth in the schedule of exceptions attached hereto as EXHIBIT E (the "Disclosure Schedule"). All references to "knowledge of the Company" or the "the Company's knowledge" herein shall mean the actual knowledge of the Management Shareholders after due inquiry and in the Management Shareholders' capacities as shareholders, officers and directors of the Company.

         2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets, liabilities, financial condition, business or results of operations (a "Material Adverse Effect"). The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Securities and the redemption of the Redemption Shares (as defined in Section 4.5 hereof). The copies of the Amended and Restated Articles of Incorporation and Code of Regulations of the

Company, as amended to date (the "Articles of Incorporation" and the "Code of Regulations," respectively), and of the minute book of the Company, which have been furnished to the Investors by the Company, are correct and complete at the date hereof. The Company is not in violation of any term of its Articles of Incorporation or Code of Regulations.

         2.2 AUTHORIZATION AND NON-CONTRAVENTION.

           (a) The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby (including, without limitation, the Redemption Agreement (as defined in Section 4.5 hereof)) and the issuance and delivery of (i) the Convertible Preferred Shares and the Common Shares, and
(ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, have been duly authorized by all necessary corporate action of the Company. This Agreement and all documents executed by the Company pursuant hereto (including, without limitation, the Redemption Agreement) are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and (ii) general principles of equity, including without limitation, general principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law). Except as set forth in SECTION 2.2(A) OF THE DISCLOSURE SCHEDULE, the execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby (including, without limitation, the Redemption Agreement) and the issuance and delivery of (i) the Convertible Preferred Shares and Common Shares and (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Articles of Incorporation or Code of Regulations of the Company, or cause the creation of any encumbrance upon any of the assets of the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party; or (D) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

           (b) Each Shareholder has full right, authority, power and (if applicable) capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Shareholder pursuant to or as contemplated by this Agreement (including, without limitation, the Redemption Agreement) and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by each Shareholder pursuant to or as contemplated by this Agreement (including, without limitation, the Redemption Agreement) constitute, or when executed and delivered will constitute, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their respective terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and (ii) general principles of equity, including without limitation, general principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law). Except as set forth in SECTION 2.2(B) OF THE DISCLOSURE SCHEDULE, the execution, delivery and performance by each Shareholder of this Agreement and each such other agreement, document and instrument (including, without limitation, the Redemption Agreement), and the performance by such Shareholder of the transactions contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which such Shareholder or the Company is a party or by which such Shareholder's or the Company's assets are bound, or any provision of the Articles of Incorporation or Code of Regulations of the Company, or cause the creation of any encumbrance upon any of the assets of such Shareholder or the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company or such Shareholder; (C) require from such Shareholder or the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (D) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which such Shareholder or the Company is a party or by which such Shareholder or the Company is bound.

         2.3 CAPITALIZATION. Immediately prior to the closing of the transactions contemplated hereby, each of the Shareholders owns beneficially and of record the shares of Common Stock set forth opposite such Shareholder's name on SECTION 2.3 OF THE DISCLOSURE SCHEDULE free and clear of any liens, restrictions or encumbrances, and such shares of capital stock represent all of the outstanding shares of the Company's capital stock prior to the date hereof. As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of 1,000,000 shares of Common Stock, of which 674,600 shares will be issued and outstanding, 250,400 shares of Convertible Preferred Stock, of which 250,400 shares will be issued and outstanding, and 250,400 shares of Redeemable Preferred Stock, of which no shares will be issued and outstanding. In addition, the Company has authorized and reserved for issuance upon conversion of the Convertible Preferred Shares up to 250,400 shares of Common Stock and 250,400 shares of Redeemable Preferred Stock (subject to adjustment for stock splits, stock dividends and the like) and has reserved for issuance upon the exercise of options or issuance of restricted stock under the Company's 1997 Equity and Performance Incentive Plan (the "Plan") 75,000 shares of Common Stock (subject in each case to adjustments for stock splits, stock dividends and the like). A copy of the Plan is included in SECTION 2.3 OF THE DISCLOSURE SCHEDULE. Except for the 75,000 shares of Common Stock issuable as shares of restricted stock or upon conversion of outstanding options under the Plan and the Conversion Shares, the Company has not issued or agreed to issue and is not obligated to issue any outstanding warrants, options or other rights to purchase or acquire any shares of its capital stock, nor any outstanding securities convertible into such shares or any warrants, options or other rights to acquire any such convertible securities. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company (including without limitation the Convertible Preferred Shares) will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. The Conversion Shares issuable upon conversion of the Convertible Preferred Shares will upon issuance be duly and validly authorized and issued, fully paid and nonassessable and not subject to any preemptive rights and will be issued in compliance with federal and state securities laws. The relative rights, preferences and other provisions relating to the Convertible Preferred Shares and the Redeemable Preferred Stock are as set forth in EXHIBIT B attached hereto. There are no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock, other than as described in SECTION
2.3 OF THE DISCLOSURE SCHEDULE and rights to which the Investors and Shareholders are entitled as set forth in this Agreement and the Articles of Incorporation, and except as described in the Redemption Agreement. Except as set forth herein, there are no rights to have the Company's capital stock registered for sale to the public under the laws of any jurisdiction, no agreements relating to the voting of the Company's voting securities, and no restrictions on the transfer of the Company's capital stock, except as set forth in SECTION 2.3 OF THE DISCLOSURE SCHEDULE. After giving effect to the transactions contemplated hereby, the outstanding shares of the Company's capital stock are held beneficially and of record by the persons identified in
SECTION 2.3 OF THE DISCLOSURE SCHEDULE in the amounts indicated thereon.

         2.4 SUBSIDIARIES; INVESTMENTS. The Company has no subsidiaries or interests in any corporation, joint venture, partnership or other entity.

         2.5 FINANCIAL STATEMENTS AND MATTERS.

           (a) The Company has previously furnished to the Investors copies of its audited financial statements for the fiscal year ended December 31, 1996 together with copies of its unaudited financial statements for the six-month periods ended June 30, 1997 and June 30, 1996 and the fiscal year ended December 31, 1995. The 1996 and 1997 financial statements (including the statements for the six-month periods) were, and to the Company's and the Shareholder's best knowledge the 1995 financial statements were, prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein (subject to the absence of footnotes and normal year-end adjustments in the case of the unaudited statements).

           (b) The Company has at least $1,500,000 of working capital at the date hereof.

           (c) The projections attached hereto as EXHIBIT F are based upon assumptions which are consistent with assumptions made by the Company with respect to projections of the Company's performance for fiscal years 1994, 1995 and 1996 and which assumptions were in good faith believed to be reasonable when made and except as set forth in SECTION 2.5(C) OF THE DISCLOSURE SCHEDULE and to the best knowledge of the Company, continue to be reasonable as of the date hereof.

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the unaudited balance sheet of the Company at June 30, 1997 contained in the financial statements referred to in Section 2.5(a) (the "Base Balance Sheet") or as set forth in SECTION 2.6 OF THE DISCLOSURE SCHEDULE or immaterial liabilities incurred since June 30, 1997 in the ordinary course of business, the Company does not have and is not subject to any material liability that is required to be reflected in a balance sheet that is prepared in accordance with GAAP.

         2.7 ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the Base Balance Sheet, except as set forth in SECTION 2.7 OF THE DISCLOSURE SCHEDULE or as contemplated by this Agreement, there has not been any: (i) material adverse change in the financial condition of the Company or in the assets, liabilities, business or results of operations of the Company, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) cancellation of any debt or claim held by the Company, (iv) loss, destruction or damage to any property which would have a Material Adverse Effect, whether or not insured, (v) acquisition or disposition of any assets or other transaction by the Company other than in the ordinary course of business,
(vi) transaction or agreement involving the Company and any officer, director, employee (other than in the ordinary course of business) or shareholder of the Company, (vii) increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any establishment or creation of any employment or severance agreement or employee benefit plan,
(viii) material loss of personnel of the Company, material change in the terms and conditions of the employment of the Company's key personnel or, to the best knowledge of the Company, any organized labor trouble involving the Company,
(ix) arrangements relating to any royalty, dividend or similar payment based on the sales volume of the Company, whether as part of the terms of the Company's capital stock or by any separate agreement, (x) customer contract or other arrangement pursuant to which the Company has agreed to provide products or services at a below-market rate other than in the ordinary course of business,
(xi) loss or, to the best knowledge of the Company, any development that could result in a loss of any significant customer, account or employee of the Company other than the ordinary course of business, (xii) incurrence of indebtedness or any lien other than in the ordinary course of business but in no event greater than $200,000 in the aggregate, or (xiii) any agreement with respect to any of the foregoing actions.

         2.8 ORDINARY COURSE. Except as disclosed in SECTION 2.7 OF THE DISCLOSURE SCHEDULE, since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and consistent with its prior practices.

         2.9 ACCOUNTS RECEIVABLE. Except as set forth in SECTION 2.9 OF THE DISCLOSURE SCHEDULE, all of the accounts receivable of the Company, whether shown or reflected on the Base Balance Sheet or otherwise, represent bona fide completed sales of products or services made in the ordinary course of business, are to the Company's best knowledge valid and enforceable claims, and are, in the best judgment of the Company, fully collectible in the normal course of business after deducting the reserve set forth in the Base Balance Sheet and adjusted since that date, which reserve is a reasonable estimate of the Company's uncollectible accounts.

         2.10 TITLE TO PROPERTIES. SECTION 2.10 OF THE DISCLOSURE SCHEDULE sets forth the addresses and uses of all real property that the Company owns, leases or subleases. The Company has good and marketable title (fee simple in the case of owned real property) to, or a valid leasehold interest in all of its assets including without limitation those assets reflected on the Base Balance Sheet or acquired by it after the date thereof (except for properties disposed of since that date in the ordinary course of business), free and clear of all liens, claims or encumbrances of any nature except for (i) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) with respect to the real property, easements, covenants, conditions, encroachments and restrictions, including any zoning or other governmentally established restrictions or encumbrances which do not, individually or in the aggregate, materially interfere with the conduct of the business of the Company as presently conducted or the use or enjoyment of such real property for the purposes it is currently used for and as to which no material violation exists (iii) statutory liens securing payments not yet due and (iv) liens set forth in SECTION 2.10 OF THE DISCLOSURE SCHEDULE. All equipment included in such properties which is necessary to the conduct of the business of the Company is in good condition and repair (ordinary wear and tear excepted) and the Company is not materially in breach of any lease of real or personal property to which the Company is a party and which is necessary to the conduct of the business of the Company. The property and assets of the Company are sufficient for the conduct of its business as presently conducted. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, which violation would have a Material Adverse Effect, nor has it received any notice of any such violation. There are no defaults by the Company or to the best knowledge of the Company, by any other party, which would have a Material Adverse Effect. The performance by the Company of this Agreement will not result in the termination of, or in any increase of any amounts payable under, any of its real property leases.

         2.11 TAX MATTERS. Each of the following representations in this Section
2.11 is qualified by SECTION 2.11 OF THE DISCLOSURE SCHEDULE. The Company has filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required by applicable law to be filed by it where the failure to file such returns would have a Material Adverse Effect and has paid all taxes shown on such returns as owed by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5 above or which will not have a Material Adverse Effect. The provision for taxes on the Base Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Company, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect. With regard to the federal income tax returns of the Company, the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year. To the best knowledge of the Company, neither the Internal Revenue

Service nor any other taxing authority is now asserting or threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         2.12 CERTAIN CONTRACTS AND ARRANGEMENTS. Except as set forth in SECTION
2.12 OF THE DISCLOSURE SCHEDULE (with true and correct copies delivered to the Investors except where specifically noted on the Disclosure Schedule), the Company is not a party or subject to or bound by:

           (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

           (b) any contract, lease or agreement creating any obligation of the Company to pay to any third party $50,000 or more with respect to any single such contract or agreement and which is not cancelable without penalty or other charge by the Company on 30 days notice or less;

           (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of $750,000 annually;

           (d) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

           (e) any license agreement (as licensor or as licensee with respect to any agreement with ongoing payments in excess of $50,000 on an annual basis);

           (f) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $100,000;

           (g) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $250,000 or any pledge or security arrangement;

           (h) any material joint venture, partnership, manufacturing, development or supply agreement;

           (i) any endorsement or any other advertising, promotional or marketing agreement with any third party with respect to the endorsement, advertising, promotion or marketing of the Company or its services;

           (j) any employment contracts, or agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons;

           (k) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including without limitation any agreement with any shareholder of the Company which includes without limitation, anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

           (l) any pension, profit sharing, retirement, stock option, phantom stock or other equity incentive, bonus or commission plans;

           (m) any royalty, dividend or similar arrangement based on the sales volume of the Company;

           (n) any acquisition, merger or similar agreement relating to the acquisition of another business;

           (o) any contract with a governmental body under which the Company may have an obligation for renegotiation;

           (p) any agreement with any shareholder of the Company or any affiliate of any shareholder; or

           (q) any other contract not executed in the ordinary course of business.

         All of the Company's contracts and commitments listed or required to be listed in SECTION 2.12 OF THE DISCLOSURE SCHEDULE are in full force and effect and neither the Company, nor, to the knowledge of the Company, any other party is in default thereunder (nor, to the knowledge of the Company, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such default would not have a Material Adverse Effect, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

           2.13 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS. Except as set forth in SECTION 2.13 OF THE DISCLOSURE SCHEDULE:

           (a) To the best knowledge of the Company, the business of the Company as presently conducted and the providing of services by the Company do not violate any agreements which the Company has with any third party or infringe any patent, trademark, service mark, copyright or trade secret or any other Intellectual Property Rights of any third party.

           (b) No claim is pending or, to the best knowledge of the Company, threatened against the Company nor has the Company received any notice or claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and the Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property Rights.

           (c) Each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Intellectual Property Rights, has executed an agreement in the form attached hereto as EXHIBIT I, and, to the best knowledge of the Company, except as set forth in SECTION 2.13 OF THE DISCLOSURE SCHEDULE, none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.

         As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, all of the registered rights set forth on SECTION 2.13 OF THE DISCLOSURE SCHEDULE and all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records. SECTION 2.13 OF THE DISCLOSURE SCHEDULE contains a list and brief description of all registered Intellectual Property Rights.

         2.14 LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor to the best knowledge of the Company has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced.

         2.15 EMPLOYEE BENEFIT PLANS. The Company does not maintain or contribute to any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described in SECTION 2.15 OF THE DISCLOSURE SCHEDULE. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of the Company, any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of the Company without liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees.

         2.16 LABOR LAWS. The Company employs approximately 235 employees. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the best knowledge of the Company, threatened against or involving the Company.

         2.17 EMPLOYEES AND SUPPLIERS.

         (a) SECTION 2.17 OF THE DISCLOSURE SCHEDULE contains a list of all managers, employees and consultants of the Company who, individually, have received compensation from the Company for the fiscal year of the Company ended December 31, 1996 in excess of $250,000. In each case, such Schedule includes the current job title, years of service with the Company and aggregate annual compensation and benefits of each such individual. To the knowledge of the Company and the Shareholders, no key employee of the Company has any plan or intention to terminate his employment with the Company. For each of the fiscal years ended December 31, 1995 and December 31, 1996 and on an annualized basis for the six-month period ended June 30, 1997, the employee turnover rate has been less than 10% (excluding employees that have retired or have been terminated by the Company). The Company has complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States citizens, and, to the best knowledge of the Company, the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Company. As of the date hereof, the Company is in compliance with all rules, regulations and requirements of SAP AG or SAP America, Inc. ("SAP") applicable to the Company, including without limitation that 70% of the employees or consultants of the Company's that are engaged in providing implementation or consulting services with respect to products or systems made or developed by SAP have been certified by SAP as trained in the Accelerated SAP methodology. As of the date hereof, Kenneth Conley is a member of the Accelerated SAP advisory council.

         (b) SECTION 2.17 OF THE DISCLOSURE SCHEDULE sets forth a list of all material suppliers of the Company for the fiscal year ended December 31, 1996 (collectively, the "Suppliers"), showing, with respect to each, the name, address and dollar volume involved. To the knowledge of the Company, no Supplier has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship with the Company.

         2.18 HAZARDOUS WASTE, ETC. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company.


         2.19 BUSINESS; COMPLIANCE WITH LAWS. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted. The Company is currently in compliance with all federal, state, local and foreign laws and regulations applicable to the Company, the breach or violation of which would have a Material Adverse Effect.

         2.20 INVESTMENT BANKING; BROKERAGE. Except as set forth in SECTION 2.20 OF THE DISCLOSURE SCHEDULE, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or any of the Shareholders.

         2.21 INSURANCE. SECTION 2.21 OF THE DISCLOSURE SCHEDULE constitutes a full and complete list of all insurance policies and any underlying risk financing and claims adjustment agreements maintained by the Company. There is no default or, to the best knowledge of the Company, event which could give rise to a default under any such policy.

         2.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in SECTION 2.22 OF THE DISCLOSURE SCHEDULE, there are no loans, leases, contracts or other transactions between the Company and any officer, director or five percent (5%) shareholder of the Company or any family member or affiliate of the foregoing persons and there have been no such transactions within the past five (5) years except as set forth in SECTION 2.22 OF THE DISCLOSURE SCHEDULE.

         2.23 CUSTOMERS. SECTION 2.23 OF THE DISCLOSURE SCHEDULE sets forth each material customer of the Company for the twelve (12) months ended December 31, 1996 (collectively, the "Customers"). Except as set forth in SECTION 2.23 OF THE DISCLOSURE SCHEDULE, no Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company or its usage or purchases of the services or products of the Company except as projects have been completed in the ordinary course of business. No Customer has, to the best knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company or its usage, purchase or distribution of the services or products of the Company except as projects have been completed or will be completed in the ordinary course of business.

         2.24 PRODUCT AND SERVICE WARRANTIES. No product or service manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty, right of return or other indemnity other than the applicable standard terms and conditions that are set forth in SECTION 2.24 OF THE DISCLOSURE SCHEDULE.

         2.25 CERTAIN EVENTS.

           (a) Except as set forth in SECTION 2.25 OF THE DISCLOSURE SCHEDULE, during the past ten years, neither the Company nor any of the Shareholders, officers or directors of the Company has had a petition under the Bankruptcy Reform Act of 1978, as amended, or any state insolvency law filed by or against any of them, or has had a receiver, fiscal agent or similar officer appointed by a court for any of their business or property or any partnership in which any of them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an officer, director or stockholder at or within two years before the time of such filing.

           (b) During the past ten years, neither the Company nor the Shareholders, officers and directors of the Company has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

           (c) During the past ten years, neither the Company nor the Shareholders, officers and directors of the Company has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of $50,000 or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

         2.26 DISCLOSURE. To the best knowledge of the Company and the Shareholders, the representations and warranties made or contained in this Agreement and the Disclosure Schedules do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations or warranties not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions, or information which has come to the attention of the Management Shareholders, having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of the Management Shareholders, could be expected to have a Material Adverse Effect.


SECTION 2A. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

           (a) Each Investor represents to the Company that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represents to the Company that it is purchasing the Convertible Preferred Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Such Investor acknowledges that its respective Convertible Preferred Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

           (b) Each Investor (if such Investor is an entity) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with its principal office located in Boston, Massachusetts (other than McDonald & Company Securities, Inc., McD Venture Capital Fund, L.P., and GHK Investments, L.L.C. which have offices located in Ohio, and has full right, authority and power under its governing partnership agreement to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor's governing partnership agreement. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms. The execution, delivery and performance by each Investor of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which any Investor is a party or by which it or its assets are bound, or cause the creation of any encumbrance upon any of the assets of any Investor; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to such Investor; (C) require from such Investor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (D) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which any Investor is a party or by which such Investor is bound.

           (c) Each Investor represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor.

SECTION 3. CONDITIONS OF PURCHASE

         Each Investor's obligation to purchase and pay for the Convertible Preferred Shares to be purchased by it shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

         3.1 SATISFACTION OF CONDITIONS. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this
Section 3 shall have been satisfied or waived in writing by the Investors; and, on the Closing Date, certificates to such effect executed by the President and Chief Operating Officer of the Company shall have been delivered to the Investors.

         3.2 DIRECTOR ELECTION. Each of Kenneth T. Schiciano and A. Bruce Johnston, as the nominees of the Investors, shall have been elected as a director of the Company (together with any subsequent nominees of the Investors, the "Investors' Nominees").

         3.3 OPINION OF COUNSEL. The Investors shall have received from Jones, Day, Reavis & Pogue an opinion dated as of the Closing Date substantially in the form attached hereto as EXHIBIT F.

         3.4 CONSENT OF SPOUSE. Each Management Shareholder shall have entered into a Consent of Spouse in the form attached hereto as EXHIBIT G.

         3.5 AUTHORIZATION. The Board of Directors of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof and to cause the Articles of Incorporation establishing the Convertible Preferred Shares in the form attached hereto as EXHIBIT B to become effective; and the Investors shall have received a certificate of the Secretary of the Company setting forth a copy of the resolution and the Articles of Incorporation and Code of Regulations of the Company and such other matters as may be reasonably requested by the Investors.

         3.6 ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors.

         3.7 INVESTORS' FEES. The Company shall have paid on behalf of the Investors all legal fees and related expenses incurred by the Investors in connection with the transactions contemplated by this Agreement, provided that such payment shall in no event exceed $75,000.

         3.8 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

         3.9 CONSENTS AND WAIVERS. The Company and the Shareholders shall have obtained all material consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue and sell the Securities to be sold to the Investors hereunder, to redeem the shares of Common Stock as contemplated by the Redemption Agreement and to carry out the transactions contemplated hereby and thereby and shall have delivered evidence thereof to the Investors. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

         3.10 INTENTIONALLY OMITTED

         3.11 COMPLETION OF AUDIT. Coopers & Lybrand LLP shall have completed an audit of the financial statements of the Company for the fiscal year ended December 31, 1996 and a review of the financial statements of the Company for the six-month period ended June 30, 1997.

         3.12 REISSUANCE OF STOCK CERTIFICATES. All certificates representing shares of Common Stock issued to the Shareholders on or prior to the date hereof shall have been reissued with the legends set forth in Section 10.2 of this Agreement typed on each of such reissued certificates.

         3.13 RELEASE BY JOSEPH MINADEO. Joseph Minadeo shall have executed a release which releases and discharges the Company, the Shareholders and the Investors from any and all claims which Joseph Minadeo has or which may arise in connection with his ownership of shares of capital stock of the Company and the repurchase of such shares of capital stock, such release to be in form and substance reasonably satisfactory to the Investors.

         3.14 ELECTION OF OFFICERS. Nicholas A. Canitano shall have been elected Chairman and Chief Executive Officer of the Company; Kenneth L. Conley shall have been elected President and Chief Operating Officer of the Company; Annette
M. Canitano shall have been elected Executive Vice President and Secretary of the Company; and Karen M. Conley shall have been elected Executive Vice President and Treasurer of the Company.

         3.15 KENNETH L. CONLEY AS SHAREHOLDER. Kenneth L. Conley or a trust established for his benefit, shall have become the owner, individually or as a joint tenant with Karen M. Conley, of at least 25% of the issued and outstanding Common Stock of the Company immediately prior to the Closing.

         3.16 PAYMENT OF BROKER FEE. The broker fee set forth in SECTION 2.20 OF THE DISCLOSURE SCHEDULE shall be paid by the Company.

SECTION 4. COVENANTS

         The Company agrees for the benefit of the Investors that it shall comply with the following covenants, except as may be agreed to in writing by two-thirds in interest of the Investors, provided that the covenants set forth in Sections 4.1, 4.3, 4.4, 4.8 and 4.9 shall terminate as of the closing of the Company's first Qualified Public Offering. A "Qualified Public Offering" shall have the meaning provided in the Articles of Incorporation attached hereto as EXHIBIT B.

         4.1 FINANCIAL STATEMENTS AND BUDGETARY INFORMATION; INSPECTION. So long as the Investors hold at least 38,540 Convertible Preferred Shares or shares of Common Stock (subject to adjustments for stock splits, stock dividends and the like), the Investors shall have the rights, and the Company shall have the obligations, set forth in this Section 4.1. The Company will deliver to the Investors internally prepared unaudited monthly and quarterly financial statements and audited annual financial statements, as well as annual budgets and operating plans. The monthly and quarterly financial information will be provided within 25 days after the end of each month and quarter. The annual budget and operating plan will be presented at a Board of Directors' meeting at least one month prior to the end of the fiscal year of the Company preceding the year covered. An annual audit by an accounting firm of national recognition selected by the Board of Directors will be provided within 90 days after each fiscal year-end of the Company.

         The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Investors to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

         4.2 INDEMNIFICATION; INSURANCE. For so long as any of the Securities remain outstanding, the Articles of Incorporation or Code of Regulations of the Company will at all times during which any nominee of any of the Investors serves as director of the Company provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. Prior to any initial public offering, the Company will purchase a directors and officers insurance policy on terms reasonably acceptable to the Investors' Nominees (who shall be a third party beneficiary of this Agreement) covering directors and officers of the Company in the amount of at least $3 million, covering, among other things, violations of federal or state securities laws.

         4.3 BOARD OF DIRECTORS. The Board of Directors of the Company shall consist of seven (7) members including the two (2) Investors' Nominees and one
(1) director with information technology services industry experience who shall be elected by the Investors, subject to approval by the Management Shareholders, and shall be independent of and unaffiliated with any Investor or any Shareholder (the "Independent Director"). The Company shall cause meetings of its Board of Directors to be held at least four (4) times each year at intervals of not more than four (4) months and shall pay all reasonable out-of-pocket expenses incurred by the Investors' Nominees in connection with attending meetings or other functions of the Company's Board of Directors or any committees thereof and shall pay the Investors' Nominees' and Independent Director's fees in an amount equal to any direct fees that are paid to the other non-management directors of the Company. Compensation (including option and related awards) for members of management will be determined by a Compensation Committee of the Board of Directors comprised of one member of management who is also a director, one of the Investors' Nominees and one independent director.

         4.4 RESTRICTIVE COVENANTS. The Company will comply with the provisions in Section A.8 of Article IV of the Articles of Incorporation.

         4.5 REDEMPTION. Immediately following the closing of the purchase and sale of the Convertible Preferred Shares, but prior to the closing of the purchase of the Common Shares, the Company shall acquire from the Shareholders, and each such Shareholder shall sell to the Company, the respective number of shares of Common Stock set forth on EXHIBIT C hereto for a price of $117.61 per share, or an aggregate of 135,000 shares of Common Stock (the "Redemption Shares") for an aggregate redemption price of $15,877,284, pursuant to the redemption agreement (the "Redemption Agreement") and disclosure documents in the form attached hereto as EXHIBIT D, such redemption and the other transactions contemplated hereby to constitute a single transaction or series of transactions for federal income tax purposes.

         4.6 KEY PERSON INSURANCE. Within 120 days after the date hereof, the Company will purchase and maintain "key person" term life insurance policies of $1 million each on the lives of each of Annette M. Canitano, Nicholas A. Canitano, Karen M. Conley and Kenneth L. Conley, with the Company named as beneficiary. The Company hereby agrees that such policy shall not be assigned, borrowed against or pledged.

         4.7 MANAGEMENT COMPENSATION. The annual compensation paid by the Company to Annette M. Canitano, Nicholas A. Canitano, Karen M. Conley and Kenneth L. Conley shall be as set forth on SECTION 4.7 OF THE DISCLOSURE SCHEDULE and shall be adjusted from time to time with reference to employees at similar levels in companies of similar size, of similar maturity, and in similar industries by the Compensation Committee of the Company's Board of Directors.

         4.8 STOCK AWARDS. Except for option and stock awards with respect to up to 75,000 shares of Common Stock pursuant to the Plan as in effect as of the date hereof, the Company will not grant or award options, stock or other equity-based or quasi-equity rights to officers, employees, advisers, consultants or directors without the consent of the Investors' Nominees. The Plan and grant awards thereunder may not be amended, revised or waived after the date hereof without the consent of the Investors' Nominees.

         4.9 ASSIGNMENT. Each Investor shall have the right to assign its rights under this Section 4 in connection with any transaction or series of related transactions involving the Transfer (as defined in Section 5.1) to one or more transferees that are not Competitors (as defined in Section 5.1(c) hereof) of at least 38,540 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous Transfers by two or more Investors), or to any fund managed by or associated with TA Associates, Inc. ("TA Funds"). Upon any such Transfer such transferee or TA Fund thereupon shall sign a counterpart signature page hereto and in any event shall be deemed an "Investor" for purposes of this Section 4.

         4.10 HIRING OF A CHIEF FINANCIAL OFFICER. The Company shall use its reasonable efforts to hire a Chief Financial Officer of the Company, who shall be reasonably satisfactory to the Investors, prior to the date which is six months after the Closing Date.

         4.11 INSURANCE POLICIES. The Company shall not surrender New York Life Insurance Company insurance policy numbers 43691745, 43691674, 43795208 and 43726251 (of which the Company is the owner and beneficiary) for purposes of paying the cash surrender value of such policies to the Management Shareholders, and the Company shall not assign such policies or change the beneficiary of such policies.

         4.12 MANAGEMENT COMPENSATION. The terms of the compensation payable to each of Annette M. Canitano, Nicholas A. Canitano, Karen M. Conley and Kenneth
L. Conley, in his or her capacity as an employee of the Company, shall be as set forth in SECTION 4.7 OF THE DISCLOSURE SCHEDULE.

SECTION 5. TRANSFER RESTRICTIONS

         The following provisions of this Section 5 shall terminate immediately prior to a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

         5.1 GENERAL RESTRICTION.

           (a) Each Shareholder agrees that neither such Shareholder nor any of such Shareholder's permitted transferees as contemplated below will directly or indirectly offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (any such action a "Transfer") all or any portion of the shares of capital stock of the Company now owned or hereafter acquired by such Shareholder or them, except (i) to permitted transferees as permitted by Section 5.1(b) and (ii) in bona fide sales to third parties for value following compliance with Section 5.

           (b) Permitted Transfers by a Shareholder shall include (i) Transfers by any Shareholder to its Affiliates (as defined below), (ii) Transfers upon a Shareholder's death to his or her heirs, executors or administrators or to a trust under his or her will or to his or her guardian or conservator and (iii) any Transfer from an employee of the Company to the Company in connection with the termination of his or her employment; provided that in any such case the transferee shall have entered into an enforceable written agreement providing that all shares so Transferred shall continue to be subject to all provisions of this Agreement as if such shares were still held by the Shareholder, and provided further that such permitted transferee shall not be permitted to make any further Transfers without complying with the provisions of this Section 5. Anything to the contrary in this Agreement notwithstanding, Transfers under this
Section 5.1(b) shall not be subject to Section 5.2 or 5.3 and transferees permitted by this Section 5.1(b) shall take any shares so Transferred subject to all obligations under this Agreement as if such shares were still held by the Shareholder whether or not they so expressly agree.

           (c) For purposes of this Agreement, "Affiliate" shall mean, (i) with respect to an individual, a parent, descendent or spouse of such individual;
(ii) with respect to an individual, any trust for the primary benefit of the individual or any person described in clause (i); (iii) with respect to a trust, the beneficiaries of the trust or another trust established for the primary benefit of such beneficiaries; and (iv) with respect to any person (other than a natural person), any other person that is wholly owned by those persons described in clauses (i), (ii) or (iii) or the Shareholders.

           (d) Each Investor agrees that it will not, without the prior written consent of the Company, transfer all or any portion of its Securities to any of the competitors of the Company listed in SECTION 5.1(D) OF THE DISCLOSURE SCHEDULE ("Competitors").


         5.2 RIGHT OF FIRST REFUSAL. If at any time on or after the date hereof a Shareholder (including for all purposes of this Section 5.2, any permitted transferee of his or her shares pursuant to Section 5.1(b)) receives a bona fide offer to purchase any or all of his or her shares

(the "Offer") from an unaffiliated third party (the "Offeror") which the Shareholder wishes to accept such Shareholder may Transfer such shares pursuant to and in accordance with the following provisions of this Section 5.2:

           (a) Such Shareholder (the "Selling Shareholder") shall cause the Offer to be reduced to writing and shall notify the Company and the Investors in writing of such Selling Shareholder's desire to accept the Offer and otherwise comply with the provisions of this Section 5. The Selling Shareholder's notice shall constitute an irrevocable offer to sell such shares to the Company and the Investors at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer. The notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror).

           (b) The Company shall have the right to offer to purchase all, but not less than all, of the shares covered by the Offer. To exercise such right, the Company shall, within ten (10) days of receipt of such written notice (the "Company Notice Period"), communicate in writing such election to the Selling Shareholder (with copies to the Investors). Such written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of all of the shares covered by the Offer.

           (c) In the event that the Company does not exercise its rights pursuant to Section 5.2(b), the Selling Shareholder shall notify the Investors in writing of such fact (the "Investor Notice"). At any time within 20 days after receipt by the Investors of the Investor Notice (the "Notice Period"), one or more of the Investors may, subject to the terms hereof, choose to accept the Offer with respect to all, but not less than all, of the shares covered thereby and not purchased by the Company by giving written notice to the Selling Shareholder proposing to sell to such effect; provided that if two or more of the Investors choose, in the aggregate, to accept such Offer with respect to an aggregate number of shares which exceeds the number of shares subject to such Offer and available for purchase, the number of shares for which the Offer may be accepted by each such Investor shall, in each case, be reduced by the smallest number of shares as shall be necessary to reduce the aggregate number of shares for which the Offer may be accepted by the electing Investors as contemplated herein to the number of shares for which the Offer was made and which are available for purchase by them; provided further, that the number of shares for which any Investor or Shareholder may accept such Offer as contemplated herein shall in no event be reduced to less than the number of shares which bears the same proportion to the total number of shares which are available for purchase as the number of shares of Common Stock then held by such Investor (on an as converted basis as contemplated by the Articles of Incorporation) bears to the total number of shares of Common Stock then held by all Investors (on an as converted basis as contemplated by the Articles of Incorporation) accepting such Offer.

           (d) If shares covered by any Offer are purchased pursuant to Section 5.2(b) or 5.2(c), such purchase shall be (i) at the same price and on the same terms and conditions as the Offer if the Offer is for cash and/or notes or (ii) if the Offer includes any consideration other than cash and notes, then at the equivalent all cash price for such other consideration. The closing of the purchase of the shares subject to an Offer pursuant to this Section 5.2 shall take place within 15 days after the expiration of the Notice Period, or upon satisfaction of any governmental approval requirements, if later, by delivery by the respective purchasers of the purchase price for shares being purchased as provided above to the Selling Shareholder against delivery of the certificates representing the shares so purchased, appropriately endorsed for Transfer by such Selling Shareholder.

         5.3 RIGHTS OF CO-SALE.

           (a) INVESTORS CO-SALE OPTION. In the event any Shareholder (including for all purposes of this Section 5.3 any permitted transferees of a Shareholder as contemplated by Section 5.1(b)) proposes to sell any shares or receives an Offer and any of such shares are not purchased pursuant to Section 5.2, such Shareholder may Transfer the shares subject thereto only following compliance with this Section 5.3 and Section 5.4 below:

                    (i) In such event, immediately following the last day of the Notice Period, the Shareholder shall give an additional notice of the proposed sale to the Investors, once again enclosing a copy of the Offer, if applicable, which shall identify the Offeror and the number of shares proposed to be sold (the "Co-Sale Notice").

                    (ii) Upon the election of an Investor or Investors holding at least ten percent (10%) of the Securities, each of the Investors shall have the right, exercisable upon written notice to the Shareholder and any such permitted transferee within 20 days after delivery to it of the Co-Sale Notice (the "Co-Sale Notice Period"), to participate in the sale on the terms and conditions stated in the Co-Sale Notice, except that any Investor who holds Convertible Preferred Shares shall be permitted to sell to the relevant purchaser shares of Common Stock acquired upon conversion thereof or, at its election, either (A) an option to acquire such Common Stock when it receives the same upon such conversion at the election of such Investor or as otherwise provided in the Company's Articles of Incorporation with the same effect as if Common Stock were being conveyed, or (B) shares of Convertible Preferred Stock provided the acquiror pays the full liquidation preference of the shares being sold plus the relevant price per share for the underlying Common Stock. Each of the Investors shall have the right to sell all or any portion of its shares on the terms and conditions in the Co-Sale Notice (subject to the foregoing), with the maximum number of shares equal to the product obtained by multiplying the number of shares proposed to be sold by the relevant Shareholder and any of such Shareholder's permitted transferees as described in the Co-Sale Notice by a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor on the date of the Co-Sale Notice on an as converted basis, and the denominator of which is the sum of the number of shares of Common Stock owned by the Shareholders and their permitted transferees and the number of shares of Common Stock owned by all of the Investors (including all assignees of the Investors) as of the date of the Co-Sale Notice on an as converted basis. To the extent one or more Investors elect not to sell the full amount of shares which they are entitled to sell pursuant to this Section 5.3(a), the other participating Investors' rights to sell shares shall be increased proportionately to their relative holdings of Securities, such that the Investors shall have the right to sell the full number of shares allocable to them in any transaction subject to this Section 5.3(a) even if some Investors elect not to participate.

                    (iii) Within five (5) days after the expiration of the Co-Sale Notice Period, the relevant Shareholder shall notify each participating Investor of the number of shares held by such Investor that will be included in the sale and the date on which the sale will be consummated, which shall be no later than the later of (i) 30 days after the delivery of the Co-Sale Notice and
(ii) the satisfaction of all governmental approval requirements, if any.

                    (iv) Each of the Investors may effect its participation in any sale hereunder by delivery to the purchaser, or to the relevant Shareholder for transfer to the purchaser, of one or more instruments, certificates and/or option agreements, properly endorsed for transfer, representing the shares it elects to sell therein, provided that no Investor shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the stock being conveyed. At the time of consummation of the sale, the purchaser shall remit directly to each Investor that portion of the sale proceeds to which each Investor is entitled by reason of its participation therein. No shares may be purchased by a purchaser from the relevant Shareholder or any of such Shareholder's permitted transferees unless the purchaser simultaneously purchases from the Investors all of the shares that they have elected to sell pursuant to this Section 5.3(a).

           (b) SHAREHOLDERS CO-SALE OPTION. In the event that any Investor (a "Transferring Investor") receives a bona fide offer to purchase all or any portion of the Common Shares or shares of Common Stock received by such Investor upon conversion of its Convertible Preferred Shares (collectively, "Shares") (an "Investor Transaction Offer") from an offeror that is not a TA Fund (a "Purchaser"), such Transferring Investor may Transfer the number of Shares held by the Transferring Investor subject to the Investor Transaction Offer only pursuant to and in accordance with the following provisions of this Section 5.3(b):

                    (i) Such Transferring Investor shall deliver a written notice containing equivalent information to that required under Section 5.2(a) hereof to the Company and each of the Shareholders (an "Offer Notice"). Each of the Shareholders shall have the right to participate in the Investor Transaction Offer on the terms and conditions herein stated (the "Shareholder Co- Sale Option"), which right shall be exercisable upon written notice (an "Acceptance Notice") to the Transferring Investor within the Co-Sale Notice Period. The Acceptance Notice shall indicate the maximum number of shares of Common Stock such Shareholder wishes to sell (including the number of shares it would sell if one or more other Shareholders do not elect to participate in the sale) on the terms and conditions stated in the Offer Notice.

                    (ii) Each of the Shareholders shall have the right to sell a portion of his or her shares of Common Stock pursuant to the Investor Transaction Offer which is equal to or less than twenty percent (20%) of the product obtained by multiplying (i) the total number of Shares subject to the Investor Transaction Offer divided by the total number of Shares held by the Investors and (ii) the total number of Shares of Common Stock held by such Shareholder on the date of the Acceptance Notice. To the extent one or more Shareholders elect not to exercise their Shareholder Co-Sale Option, then the rights of the other Shareholders (who exercise their Shareholder Co-Sale Option) to sell Shares shall be increased proportionately by the full amount of Shares which the non-electing Shareholders were entitled to sell pursuant to this
Section 5.3(b)

                    (iii) Within five (5) days after the expiration of the Co-Sale Notice Period, the Transferring Investor shall notify each participating Shareholder of the number of shares held by such Shareholder that will be included in the sale and the date on which the Investor Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Shareholders were required to notify the Transferring Investor of their intent to exercise their Shareholder Co-Sale Option and (ii) the satisfaction of any governmental approval or filing requirements, if any.

                    (iv) Each of the Shareholders participating in the sale may effect its participation in any Investor Transaction Offer hereunder by delivery to the Purchaser, or to the Transferring Investor for delivery to the Purchaser, of one or more instruments or certificates, properly endorsed for transfer, representing the shares it elects to sell therein, provided that no Shareholder shall be required to make any representations or warranties or provide any indemnities in connection therewith other than with respect to the stock being conveyed. At the time of consummation of the Investor Transaction Offer, the Purchaser shall remit directly to each Shareholder that portion of the sale proceeds to which each Shareholder is entitled by reason of its participation therein. No Shares may be purchased by a purchaser from the relevant Investor or any of such Investor's permitted transferees unless the purchaser simultaneously purchases from the Shareholders all of the shares that they have elected to sell pursuant to this Section 5.3(b).

           (c) Any shares held by an Investor or Shareholder or any of their permitted transferees that the Investor, Shareholder or transferee desires to sell following compliance with Section 5.3(a) may be sold to the purchaser only during the 90-day period after the expiration of the Co-Sale Notice Period and only on terms no more favorable to the Investor, Shareholder or transferee than those contained in the relevant notice. Promptly after such sale, such Investor or Shareholder shall notify the parties hereto of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the other parties hereto. So long as the purchaser is neither a party, nor an affiliate or relative of a party, to this Agreement, such purchaser shall take the shares so Transferred free and clear of any further restrictions of this Section 5. If, at the end of such 90-day period, such Investor, Shareholder or any of such transferees have not completed the sale of such shares as aforesaid, all the restrictions on Transfer contained in this Section 5 shall again be in effect with respect to such shares.

         5.4 ASSIGNMENT. If two or more Shareholders (and their permitted transferees, if any) propose concurrent Transfers which are subject to Section
5.2 or Section 5.3, then the provisions of Sections 5.2 and Section 5.3 shall apply to each such proposed Transfer independently. Each Investor shall have the right to assign its rights under this Section 5 in connection with any transaction or series of related transactions involving the Transfer to one or more transferees that are not Competitors (as defined in Section 5.1(c) hereof) of at least 38,540 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous Transfers by two or more Investors), or to any TA Funds. Each Shareholder shall have the right to assign its rights under this Section 5 in connection with any transaction or series of related transactions involving the Transfer of Common Stock to permitted transferees of such Shareholder. Upon any such Transfer such transferee or TA Fund thereupon shall sign a counterpart signature page hereto and in any event shall be deemed an "Investor" or "Shareholder," as the case may be, for purposes of this Section 5.

SECTION 6. RIGHTS TO PURCHASE

         Notwithstanding anything herein to the contrary, the following provisions of this Section 6 shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

         6.1 RIGHT TO PARTICIPATE IN CERTAIN SALES OF ADDITIONAL SECURITIES. Notwithstanding anything to the contrary in the Articles of Incorporation, the Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company unless the Company first submits a written offer to the Investors and the Shareholders (including for all purposes of this Section 6 each permitted transferee of a Shareholder pursuant to Section 5.1(b)) identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor and Shareholder the opportunity to purchase its Pro Rata Share (as hereinafter defined) of the securities (subject to increase for over-allotment if some Investors or Shareholders do not fully exercise their rights) on terms and conditions, including price, not less favorable to the Investors and Shareholders than those on which the Company proposes to sell such securities to a third party or parties. Each Investor's or Shareholder's "Pro Rata Share" of such securities shall be based on the ratio which the shares of Common Stock held by he, she or it bears to all the issued and outstanding shares of Common Stock calculated on a fully-diluted basis giving effect to the conversion of convertible securities as of the date of such written offer. The Company's offer to the Investors and Shareholders shall remain open and irrevocable for a period of 30 days, and Investors and Shareholders who elect to purchase shall have the first right to take up and purchase any shares or other securities which other Investors or Shareholders do not elect to purchase, based on the relative holdings of the electing purchasers. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Investors and Shareholders, at any time within 90 days following the termination of the above-referenced 30-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 90-day period without renewed compliance with this Section 6.1.

         Notwithstanding the foregoing, the Company may (i) issue options and shares of restricted stock to its officers and employees with respect to up to 75,000 shares pursuant to the Plan and issue shares of its Common Stock upon the exercise of any such stock options, (ii) issue Conversion Shares upon the conversion of the Convertible Preferred Shares, and this Section 6 shall not apply with respect to such issuances and (iii) issue securities as a result of any stock split, stock dividend, reclassification or reorganization of the Company's stock.

         6.2 ASSIGNMENT OF RIGHTS. Each Investor may assign its rights under this Section 6 in connection with any transaction or series of related transactions involving the transfer to one or more transferees that are not Competitors (as defined in Section 5.1(c) hereof) of at least 38,540 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers by Investors), to any TA Fund or permitted transferee of a Shareholder. Upon any such transfer such transferee or TA Fund shall sign a counterpart signature page hereto and in any event be deemed an "Investor" or "Shareholder," as the case may be, for purposes of Sections 6.1 and 6.2 with the rights set forth in such Sections.

SECTION 7. REGISTRATION RIGHTS

         7.1 OPTIONAL REGISTRATIONS. If at any time or times after the date hereof, the Company shall seek to register any shares of its capital stock or securities convertible into capital stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders of the Company (a "secondary offering"), or both), the Company will promptly give written notice thereof to each Investor (the "Holders," subject to Section 7.7) holding Registrable Securities as hereinafter defined in Section 7.3 below. If within 30 days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will, subject to the next sentence, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 30 days after their receipt of the notice given by the Company. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company; provided, however, that the number of shares of Registrable Securities of the Holders included in any such offering subsequent to the Company's first Qualified Public Offering shall in no event be less than thirty percent (30%) of the aggregate number of shares of capital stock to be registered, unless the aggregate number of shares of Registrable Securities the Holders requested in writing to be in such offering is less than thirty percent (30%) of the aggregate number of shares of capital stock to be registered. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 7.1, the number of shares that may be included in the registration on behalf of the Holders shall be allocated among the Holders or the holders of any other registration rights in proportion, as nearly as practicable, to the respective holdings of Registrable Securities of all Holders requesting registration. The provisions of this Section will not apply to a registration effected solely to implement (i) an employee benefit plan, or (ii) a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "SEC"or the "Commission") under the Securities Act is applicable. The Company may withdraw any registration initiated by the Company pursuant to Section 7.1 at any time before it becomes effective, or postpone such offering without obligation or liability to the holders of Registrable Securities.

         7.2 REQUIRED REGISTRATIONS.

           (a) DEMAND REGISTRATION. On one or more occasions at any time after the earlier of December 31, 1998 or the effective date of the Company's first registration statement under the Securities Act, an Investor or Investors holding at least 50% of the Registrable Securities held by the Investors may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Investors.

           (b) FORM S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form allowing substantial incorporation by reference to Exchange Act reports filed by the Company) under the Securities Act. If the Company is eligible to use Form S-3 or any such successor form for Registrable Securities, the Investors will be entitled to demand up to three registrations on Form S-3 or such successor forms, including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; PROVIDED, HOWEVER, that the Company need not file a registration statement applying to the sale of the Registrable securities for a period of up to 60 calendar days if the Board of Directors of the Company so determines in the good faith exercise of its reasonable judgment that due to a pending or contemplated material acquisition or disposition or other material transaction or occurrence, it would be inadvisable to file a registration statement at such time. Such demands shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Investor or Investors.

           (c) REGISTRATION REQUIREMENTS. Following a request pursuant to
Section 7.2(a) or (b) above, the Company will notify all of the Holders who would be entitled to notice of a proposed registration under Section 7.1 above and any other holder of piggyback registration rights of its receipt of such notification from such Investor or Investors. Upon the written request of any such Holder or other holder of the Company's securities delivered to the Company within 20 days after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in Section 7.1 above (in which case the registration shall not count as one of the Investors' permitted demand registrations hereunder), or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders and any other holders of piggyback registration rights to be registered under the Securities Act in accordance with the terms of this Section 7.2; provided, however, that the number of shares of Registrable Securities of the Holders included in any such offering shall in no event be less than thirty percent (30%) of the aggregate number of shares of capital stock to be registered, unless the aggregate number of shares of Registrable Securities the Holders requested in writing to be in such offering is less than thirty percent (30%) of the aggregate number of shares of capital stock to be registered.

           (d) NUMBER OF REQUIRED REGISTRATIONS. The Company will not be obligated pursuant to this Section 7.2 to effect more than two registration statements on Form S-1 or S-2, but shall be obligated to file an unlimited number of registration statements on Form S-3.

           (e) POSTPONEMENT. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 60 days in the aggregate during any twelve-month period, if the Board of Directors of the Company determines in the good faith exercise of its reasonable judgment that due to a pending or contemplated material acquisition or disposition or other material transaction or occurrence, it would be inadvisable to file a registration statement at such time. The Company shall not be required to cause a registration statement requested pursuant to this Section 7.2 to become effective prior to 90 days following the effective date of a registration statement initiated by the Company or the Investors, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the SEC under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly.

           (f) SUSPENSION. In the case of a registration for the sale of Registrable Securities, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each holder of Registrable Securities registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities pursuant to such registration statement until such holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; provided, however, that the Company shall not give a Suspension Notice until after the registration statement has been declared effective and shall not give more than one Suspension Notice to the Holders in respect to all Registrable Securities and pursuant to this Section 7 during any period of twelve (12) consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended prospectus (the "Suspension Period") exceed 60 days. In the event that the Company shall give any Suspension Notice, the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

         7.3 REGISTRABLE SECURITIES. For the purposes of this Section 7, the term "Registrable Securities" shall mean any shares of Common Stock held by a Holder (including without limitation the Common Shares) or subject to acquisition by a Holder upon conversion of Convertible Preferred Shares, as applicable, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Convertible Preferred Shares, the Investor may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Convertible Preferred Shares to be converted to Common Stock until and unless such Closing occurs, it being understood that the Company shall at the request of the relevant

Investor effect the reconversion of Common Stock and any Redeemable Preferred Stock to Convertible Preferred Stock if such a conversion occurs notwithstanding the foregoing and a public offering does not close; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities.

         7.4 FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

           (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders satisfactory to the Investors in connection with any registrations pursuant to Section 7.1, up to one registration on Form S-1 or S-2 designated by the Investors and up to three registrations on Form S-3 designated by the Investors, provided that the Investors shall pay all such expenses in connection with any other demand registrations;

           (b) Use its best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) diligently to prepare and file with the SEC a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective for at least 180 days from the date the SEC declares each such Registration Statement effective or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

           (c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

           (d) Enter into any reasonable underwriting agreement required by the proposed underwriter (which underwriter shall be selected by the selling Investors in connection with any registration requested pursuant to Section 7.2, subject to the Company's prior approval, which approval shall not be unreasonably withheld), if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holder to the Company, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

           (e) Use its best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

           (f) Immediately notify each selling Holder, at any time when a prospectus relating to his or her Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

           (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

           (h) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

           (i) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request; and

           (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Section 7.

         7.5 INDEMNIFICATION; CONTRIBUTION.

           (a) Incident to any registration statement referred to in this
Section 7, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement; and PROVIDED, FURTHER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability that arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission in the prospectus, if such untrue statement or allegedly untrue statement, omission or alleged omission is corrected so as to comply with all applicable securities laws in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, expense or liability who purchased such Registrable Security which is the subject thereof from such holder. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 7.5(a) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

           (b) If the indemnification provided for in Section 7.5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7.5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7.5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 7.5(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

           (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         7.6 RULE 144 AND RULE 144A REQUIREMENTS. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

         7.7 TRANSFER OF REGISTRATION RIGHTS. The registration rights and related obligations under this Section 7 of the Holders with respect to their Registrable Securities may be assigned in connection with any transaction or series of related transactions involving the Transfer to one or more transferees that are not Competitors (as defined in Section 5.1(c) hereof) of at least 38,540 shares of capital stock of the Company, other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers by Holders), or to any TA Funds or permitted transferee, and upon any such transfer such transferee or TA Fund shall sign a counterpart signature page hereto and in any event shall be deemed to be included within the definition of a "Holder" for purposes of this
Section 7 with the rights set forth herein. The relevant Holder as the case may be, shall notify the Company at the time of such transfer.

         7.8 "MARKET STAND-OFF" AGREEMENT. In connection with any underwritten public offering by the Company, the Holders, if requested in good faith by the Company and the managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement; provided, however that in no event shall such period exceed 180 days; and provided further that such agreement shall not be required in the Company's initial public offering unless all officers and directors and two percent (2%) or greater stockholders of the Company (who do not hold their shares due to a transfer from the Investors or the Investors' transferees) and all other persons with registration rights enter into similar agreements. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

SECTION 8 ELECTION OF DIRECTORS

         Notwithstanding any other provision of this Agreement or the Articles of Incorporation, from the date hereof until the earliest of (i) the closing of a Qualified Public Offering, (ii) the date on which no shares of Convertible Preferred Stock or Redeemable Preferred Stock are outstanding or (iii) the date which is 10 years after the date hereof, each Investor and each Shareholder agrees to vote all of its shares of the Company's capital stock having voting power (and any other shares over which he, she or it exercises voting control) and to take such other actions as are necessary so as to cause the Board of Directors of the Company to include and consist of the Investors' Nominees and the Independent Director, who shall be the Directors subject to election by the holders of the Convertible Preferred Stock or the Redeemable Preferred Stock under the terms of the Articles of Incorporation, and four (4) nominees of the Management Shareholders each of whom shall be a Management Shareholder or a member of the Company's management or an otherwise qualified individual reasonably acceptable to the Investors; provided, however, that the Investors' Nominees shall at all times be Kenneth T. Schiciano and A. Bruce Johnston for so long as such individuals remain in the employ of TA Associates, Inc., and thereafter shall be such nominees of the Investors that have been reasonably approved by the Management Shareholders, provided that the Management Shareholders shall have the right to reject no more than five (5) of such nominees. Each Shareholder and each Investor agrees to vote all shares of the Company's capital stock having voting power (and any other shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company with respect to the Directors subject to nomination as provided herein shall be filled in accordance with the provisions of this Section 8.


SECTION 9 SURVIVAL; INDEMNIFICATION.

         9.1 SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS; ASSIGNABILITY OF RIGHTS. All covenants, agreements, representations and warranties of the Company, the Shareholders and the Investors made herein and in the Disclosure Schedules and the Articles of Incorporation (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation or knowledge on the part of such party or its representatives and (b) shall bind the parties' successors and assigns (including without limitation any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' permitted successors and permitted assigns and to their permitted transferees of Securities, whether so expressed or not, subject to the provisions of Sections 4.8, 5.4, 6.2 and 7.7, and any such transferee shall be deemed an "Investor" for purposes hereof; provided, however, that such representations and warranties (other than representations and warranties made pursuant to Sections 2.1 and 2.2 which shall survive indefinitely and representations and warranties made pursuant to Sections 2.3, 2.11, 2.20 and
2.22 which shall survive until the expiration of the applicable statute of limitations) shall only survive the Closing until, (i) with respect to indemnification from the Company, the Company Expiration Date (as defined in Section 9.3(b) below), and (ii) with respect to indemnification from the Shareholders, the Shareholder Expiration Date (as defined in Section 9.3(b) below).

         9.2 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS. Subject to the other provisions of this Section 9, the Company and each of the Shareholders agrees, jointly and severally, to indemnify and hold harmless the Investors, their affiliates and their respective officers, directors, partners, employees and agents and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (or any successor provision) (individually, a "Investor Indemnified Party" and collectively, the "Investor Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Investor Indemnified Party (a "Loss" or "Losses") arising out of, based upon or in connection with:

                  (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Shareholder of any of their representations, warranties or covenants under this Agreement, the Disclosure Schedules or the Articles of Incorporation;

                  (b) any other breach of any representation or warranty made by the Company or any Shareholder in this Agreement, the Disclosure Schedules or the Articles of Incorporation, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties;

                  (c) any breach of any other covenant or agreement made by the Company or any of the Shareholders in this Agreement, the Disclosure Schedules or the Articles of Incorporation, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement; and

                  (d) any fees and expenses related to this Agreement or any transactions contemplated hereby to be paid by the Company or the Shareholders pursuant to Section 3.16 or 10.10 of this Agreement.

Claims under clauses (a) through (d) of this Section 9.2 are hereinafter collectively referred to as "Investor Indemnifiable Claims."

         The rights of Investor Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (a), (c) and (d) of this
Section 9.2 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (b) of this Section 9.2.

         9.3 LIMITATIONS ON INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS.

                  (a) GENERAL THRESHOLD. The Company and the Shareholders shall not be obligated to indemnify Investor Indemnified Parties in respect of any Loss arising from Investor Indemnifiable Claims pursuant to Section 9.2(b) (other than with respect to the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.11, 2.20 and 2.22, to which the following threshold shall not apply) except to the extent the cumulative amount of such claims under such clause (b) of Section 9.2 exceeds $500,000, whereupon the full amount of such Losses in excess of such $500,000 shall be recoverable in accordance with the terms hereof; provided, however, that in the event the cumulative amount of such claims under such clause (b) of Section 9.2 exceeds $1,000,000, the full amount of such Losses (including the first $500,000 of such Losses) shall be recoverable in accordance with the terms hereof.

                  (b) TIME LIMITS FOR CLAIMS. Indemnification with respect to Losses arising from Investor Indemnifiable Claims pursuant to Section 9.2(b) shall expire with respect to (i) the Company on the sixtieth day following receipt by the Investors of the Company's audited annual financial statements with respect to the Company's 1998 fiscal year (the "Company Expiration Date") and (ii) the Shareholders on the sixtieth day following receipt by the Investors of the Company's audited annual financial statements with respect to the Company's 1997 fiscal year (the "Shareholder Expiration Date"); PROVIDED, HOWEVER, that any Investor Indemnifiable Claim arising from a breach of any of the representations or warranties contained in Section 2.3 and 2.11 shall expire on the applicable statute of limitations; PROVIDED FURTHER, HOWEVER, that in each case if prior to the applicable date of expiration a specific state of facts shall have become known which may constitute or give rise to any Loss as to which indemnity may be payable and an Investor Indemnified Party shall have given written notice of such facts to the Company, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid, according to the date on which notice of the applicable claim is given.

                  (c) LIMITATION ON CLAIMS.

                           (i) COMPANY. Notwithstanding any other provision of
this Agreement, the Company's obligations to indemnify Investor Indemnified Parties in respect of Losses arising pursuant to Section 9.2(b) (other than with respect to the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.11, 2.20 and 2.22 to which the following limits shall not apply) shall be limited in the aggregate to $17,500,000.

                           (ii) SHAREHOLDERS. Notwithstanding any other
provision of this Agreement, the Shareholders' obligations to indemnify Investor Indemnified Parties in respect of Losses arising pursuant to Section 9.2(b) (other than with respect to the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.11, 2.20 and 2.22 to which the following limits shall not apply) shall be limited in the aggregate to $5,722,000.00 with respect to the Conley Shareholders (as identified on EXHIBIT C hereto) and $5,722,000.00 with respect to the Canitano Shareholders (as identified on EXHIBIT C hereto).

                  (d) NONAPPLICABILITY OF LIMITATIONS. Notwithstanding anything in this Section 9.3 to the contrary, Investor Indemnified Parties shall not be subject to any limitation, whether pursuant to this Section 9.3 or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from the Company and the Shareholders with respect to Losses arising under or described in Sections 9.2(a), (c) or (d).

         9.4 INDEMNIFICATION BY THE INVESTORS. The Investors agree to indemnify and hold harmless the Company, its affiliates and its officers, directors, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (or any successor provision) (individually, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") from and against and in respect of all Losses sustained, suffered or incurred by or made against any Company Indemnified Party arising out of, based upon or in connection with:

                  (a) fraud, intentional misrepresentation or a deliberate or willful breach by any Investor of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered hereto.

                  (b) any other breach of any representation or warranty made by any Investor in this Agreement or in any exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties; or

                  (c) any breach of any other covenant or agreement made by any Investor in this Agreement or in any exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement.

         Claims under clauses (a) through (c) of this Section 9.4 are hereinafter collectively referred to as "Company Indemnifiable Claims."

         9.5 INTENTIONALLY OMITTED.

         9.6 NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations set forth in Sections 9.2 or 9.4 would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that
(a) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (b) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; PROVIDED, HOWEVER, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions.

Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; PROVIDED, HOWEVER, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

         9.7 RIGHTS OF INVESTORS.

                  (a) The Company shall, to the full extent permitted by law, and in addition to any such rights which any Investor may have under this
Section 9, pursuant to statute, the Company's Articles of Incorporation or Code of Regulations, or otherwise, indemnify and hold harmless each Investor Indemnified Party from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject by reason of, in their capacity as or as a result of any action taken or omitted to be taken by them as a security holder, creditor, director, agent, representative or controlling person of the Company, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, including without limitation any such claim alleging so-called control person liability or securities law liability, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto; PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from, is based upon or is in connection with (i) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Investor Indemnified Party specifically stating that it is for use in the preparation thereof, (ii) an act of such Investor Indemnified Party that either was in bad faith or was in a manner such Investor Indemnified Party did not reasonably believe to be in or not opposed to the best interests of the Company, (iii) conduct by the Investor Indemnified Party which constitutes fraud, gross negligence or willful malfeasance, or (iv) a knowing and willful violation of the federal securities laws by an Indemnified Party, in each case as finally determined by a court of competent jurisdiction without a right of appeal.

                  (b) If the indemnification provided for in Section 9.7(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Investor Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Investor Indemnified Party thereunder, shall contribute to the amount paid or payable by such Investor Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 9.7(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 9.7(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The indemnification and contribution provided for in this
Section 9.7 will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Parties or any officer, director, partner, employee, agent of an Investor Indemnified Party or any person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (or any successor provision).

                  (d) Any Investor Indemnified Party that proposes to assert the right to be indemnified under this Section 9.7 will, promptly after receipt of notice of commencement of any claim or action against such party in respect of which a claim is to be made against the Company under this Section 9.7, notify the Company of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to any Investor Indemnified Party under the foregoing provisions of this Section 9.7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. The Investor Indemnified Party will have the right to retain its own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred; provided, however, that the Investor Indemnified Party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Investor Indemnified Party to whom such expenses are advanced is not entitled to be Investor Indemnified as a matter of law. The Company shall not settle any action or claim for which indemnification is sought under this Section 9.7 without the prior written consent of the Investor Indemnified Party.


SECTION 10 GENERAL

         10.1 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument that makes reference to this Agreement and is signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investors; provided that the written consent of the Shareholders shall be required for any amendment of Sections 4, 5, 6, 7, 8.1, 9 or 10 hereof. Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors or the Shareholders shall require a vote of one-half in interest of the Investors or three-fourths (3/4) in interest of the Shareholders, as applicable, based on the relative holdings of capital stock of the Company of the Investors as a group or of the Shareholders as a group, as applicable, at the relevant time, and any such action by such Investors or Shareholders, as applicable, shall bind all of the Investors, or Shareholders, as applicable.

         10.2 LEGEND ON SECURITIES. The Company, the Investors and the Shareholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor or Shareholder:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY AND A STOCK PURCHASE AND SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 15, 1997, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE SHAREHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO THE COMPANY.

         10.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Massachusetts, without giving effect to conflict of laws principles thereof.

         10.4 SECTION HEADINGS AND GENDER. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         10.5 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         10.6 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement or the Articles of Incorporation shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

         if to the Company:

         Conley, Canitano & Assoc., Inc.
         Signature Square, Suite 300
         25101 Chagrin Boulevard
         Beachwood, OH  44122
         Fax: (216) 831-0317

         if to Nicholas or Annette Canitano:

         c/o Conley, Canitano & Assoc., Inc.
         Signature Square, Suite 300
         25101 Chagrin Boulevard

         Beachwood, OH  44122
         Fax: (216) 831-0317

         If to Kenneth or Karen Conley:

         c/o Conley, Canitano & Assoc., Inc.
         Signature Square, Suite 300
         25101 Chagrin Boulevard
         Beachwood, OH  44122
         Fax: (216) 831-0317

; if to an Investor, c/o TA Associates, Inc. at its mailing address as shown on EXHIBIT A hereto, or at any other address designated by TA Associates, Inc. to the Company and the Shareholders in writing.

         10.7 DISPUTE RESOLUTION. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to Endispute for final and binding arbitration pursuant to Endispute's Arbitration Rules. Any such arbitration shall be conducted in Cleveland, Ohio. Such proceedings shall be guided by the following agreed upon procedures:

                  (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                  (b) no other discovery;

                  (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum;

                  (d) decision to be rendered not more than ten (10) days following such hearings; and

                  (e) punitive damages shall not be permitted under any circumstances.

         10.8 REMEDIES; SEVERABILITY. Notwithstanding Section 10.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         10.9 INTEGRATION. The terms and provisions of this Agreement and its Schedules and Exhibits constitute the entire agreement between the parties and there are no collateral agreements or representations or warranties other than as expressly set forth or referred to in this Agreement. This Agreement (including the Schedules and Exhibits) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party hereto or any of their respective affiliates (or by any director, officer or representative hereof) relating to the matters contemplated hereby.

         10.10 FEES AND EXPENSES. The Company shall reimburse the Investors for the reasonable out-of-pocket expenses incurred by the Investors in connection with the transactions contemplated by this Agreement, such expenses not to exceed $75,000.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               COMPANY:

                               CONLEY, CANITANO & ASSOC., INC.



                               By: /s/ Nicholas A. Canitano
                                  ---------------------------------------

                                  Name:  Nicholas A. Canitano
                                  Title: President


                               SHAREHOLDERS:

                                 /s/ Annette M. Canitano
                               ------------------------------------------
                               Annette M. Canitano


                                /s/ Nicholas A. Canitano
                               ------------------------------------------
                               Nicholas A. Canitano


                                /s/ Karen M. Conley
                               ------------------------------------------
                               Karen M. Conley



                                /s/ Kenneth L. Conley
                               ------------------------------------------

                               Kenneth L. Conley

                               NAC ENTERPRISES, INC.



                               By: /s/ Nicholas A. Canitano
                                  ---------------------------------------
                                  Name:  Nicholas A. Canitano
                                  Title: President

                               CKCK ENTERPRISES, INC.


                               By: /s/ Kenneth L. Conley
                                  ---------------------------------------
                                  Name:   Kenneth L. Conley
                                  Title:


                               KENNETH L. CONLEY CHARITABLE
                               REMAINDER TRUST



                               By:  /s/ Kenneth L. Conley
                                  ---------------------------------------
                                  Name:   Kenneth L. Conley
                                  Title:  Trustee


                               KAREN M. CONLEY CHARITABLE
                               REMAINDER TRUST



                               By: /s/ Karen M. Conley
                                  ---------------------------------------
                                  Name:   Karen M. Conley
                                  Title:  Trustee

                               INVESTORS:


                               TA/ADVENT VIII L.P.

                               By: TA Associates VIII L.P.,
                               its General Partner

                               By: TA Associates, Inc.,
                               its General Partner


                                               *
                               ------------------------------------------
                               Name:    Kenneth T. Schiciano
                               Title:   Principal


                               ADVENT ATLANTIC AND PACIFIC III L.P.

                               By: TA Associates AAP III Partners,
                               its General Partner

                               By: TA Associates, Inc.,
                               its General Partner


                                                *
                               ------------------------------------------
                               Name:    Kenneth T. Schiciano
                               Title:   Principal


                               TA VENTURE INVESTORS LIMITED
                               PARTNERSHIP


                                                *
                               ------------------------------------------
                               Name:    Kenneth T. Schiciano
                               Title:   Principal

* /s/ Kenneth T. Schiciano
- ---------------------------------------
By:     Kenneth T. Schiciano
Title:  Principal

                               McDonald & Company Securities, Inc.


                               By: /s/ Ralph M. Della Ratta, Jr.
                                  ---------------------------------------
                                  Name:   Ralph M. Della Ratta, Jr.
                                  Title:  Senior Managing Partner


                               McD Venture Capital Fund, L.P.


                               By: /s/ Ralph M. Della Ratta, Jr.
                                  ---------------------------------------
                                  Name:   Ralph M. Della Ratta, Jr.
                                  Title:  General Partner


                               GHK Investments, L.L.C.


                               By:  /s/ William R. Koehler
                                  ---------------------------------------
                                  Name:  William R. Koehler
                                  Title: Agent

                                                                       Exhibit A
                                                                       ---------

                                List of Investors
                                -----------------


1.       Convertible Preferred Shares

                                                 Number of                  Aggregate Purchase Price
         Investor                            Preferred Shares                  ($69.89 Per Share)
         --------                            ----------------                  ------------------

         TA/Advent VIII L.P.                       201,416                         $14,076,964.24

         Advent Atlantic                            37,803                          $2,642,051.67
         and Pacific III L.P.

         TA Venture Investors L.P.                   4,027                            $281,447.03

         McDonald & Company                          5,008                            $350,036.13
         Securities, Inc.

         McD Venture Capital Fund, L.P.              1,431                            $100,012.59

         GHK Investments, L.L.C.                       715                             $49,971.35

                                                   -------                          -------------
TOTALS                                             250,400                         $17,500,456.00
                                                   =======                         ===============

2.       Common Shares

                                                 Number of                  Aggregate Purchase Price
         Investor                              Common Shares                    ($.01 Per Share)
         --------                              -------------                    ----------------

         TA/Advent VIII L.P.                       108,591                              $1,085.91

         $1,082.71
         Advent Atlantic                            20,381                                $203.81
         and Pacific III L.P.

         TA Venture Investors L.P.                   2,171                                 $21.71

         McDonald & Company                          2,701                                 $27.01
         Securities, Inc.

         McD Venture Capital Fund, L.P.                771                                  $7.71

         GHK Investments, L.L.C.                       385                                  $3.85

                                                   -------                              ---------
TOTALS                                             135,000                              $1,350.00
                                                   =======                              =========


Notices to:

TA Associates, Inc.
High Street Tower, Suite 2500
125 High Street
Boston, MA  02110

Copy to:

Goodwin, Procter & Hoar LLP
Exchange Place
Boston, MA 02109
Attention: Jeffrey C. Hadden, Esq.

                                                                       EXHIBIT C


                                Redemption Shares


         Name of Shareholder                     Number of Shares to be Redeemed
         -------------------                     -------------------------------

         CANITANO SHAREHOLDERS:

         Annette M. Canitano                                        0

         Nicholas A. Canitano                                       0

         NAC Enterprises, Inc.                                 67,500

         CONLEY SHAREHOLDERS:

         Karen M. Conley                                            0

         Kenneth L. Conley                                          0

         CKCK Enterprises, Inc.                                61,000

         Kenneth L. Conley Charitable
           Remainder Trust                                      3,250

         Karen M. Conley Charitable
           Remainder Trust                                      3,250

DISCLOSURE SCHEDULE to Stock Purchase and Shareholders Agreement, dated October 15, 1997, ("Stock Purchase Agreement") by and among Conley, Canitano & Assoc., Inc. ("Company"), Annette M. Canitano, Nicholas A. Canitano, Karen M. Conley, Kenneth L. Conley, NAC Enterprises, Inc., CKCK Enterprises, Inc. and Conley Charitable Remainder Unitrust (the "Shareholders"), and the investment partnerships named in Exhibit A thereto ("Investors").


                                  Introduction

The contents of this Disclosure Schedule are qualified in their entirety by reference to specific provisions of the Stock Purchase Agreement. This Disclosure Schedule is not intended to constitute, and shall not be deemed to constitute, representations and warranties of the Company except as and to the extent provided in the Stock Purchase Agreement.

This Disclosure Schedule may contain certain information which is not specifically required by the Stock Purchase Agreement. Any such information is provided only for Investor's general information and is not separately represented or warranted. The inclusion of any such information in this Disclosure Schedule shall not be evidence of or constitute an admission that such information is material for purposes of the Stock Purchase Agreement.

Certain information contained in various parts of this Disclosure Schedule may pertain to other parts of this Disclosure Schedule. Accordingly, information contained in any part of this Disclosure Schedule is hereby incorporated into all other parts of this Disclosure Schedule to the extent relevant.

Terms defined in the Stock Purchase Agreement will have the meanings ascribed to them in the Stock Purchase Agreement where used herein.

The contents of this Disclosure Schedule are as of October 15, 1997 except those items included in the Disclosure Schedule which are marked with an earlier date.

                                 SCHEDULE 2.2(a)
                                 ---------------

                       AUTHORIZATION AND NON-CONTRAVENTION
                       -----------------------------------


1. The investment by the Investors accelerates payments due to Joseph Minadeo by the Company and the Shareholders and requires the Company to pay Joseph Minadeo an amount equal to an aggregate of $200,000 multiplied by a fraction representing the aggregate fractional interest purchased by the Investors. See the Amended and Restated Share Redemption and Purchase Agreement, dated August 1, 1997, among the Company, the Shareholders and Joseph Minadeo, as amended October 13, 1997 (the "Minadeo Agreement").

2. The investment will result in an event of default of the Equipment Lease, dated January 9, 1997 with Fifth Third Bank.

                                 SCHEDULE 2.2(b)
                                 ---------------

               AUTHORIZATION AND NON-CONTRAVENTION (SHAREHOLDERS)
               --------------------------------------------------


See Schedule 2.2(a).

                                  SCHEDULE 2.3
                                  ------------

                      RESTRICTED STOCK PLAN; CAPITALIZATION
                      -------------------------------------


1. See attached copy of the Company's 1997 Equity and Performance Incentive
Plan.


2.  Shareholder                                    Shares Held
    -----------                                    -----------

    Nicholas A. Canitano                             134,900

    Annette M. Canitano                              134,900

    Kenneth L. Conley                                134,900

    Karen M. Conley                                  134,900

    NAC Enterprises, Inc.                             67,500

    CKCK Enterprises, Inc.                            61,000

    Kenneth L. Conley Charitable
       Remainder Trust                                 3,250

    Karen M. Conley Charitable
       Remainder Trust                                 3,250
                                                     -------


    Total Shares Outstanding                         674,600
                                                     =======

                                  SCHEDULE 2.6
                                  ------------

                             UNDISCLOSED LIABILITIES
                             -----------------------

1. $700,000 Variable Rate Commercial Promissory Note to Commerce Exchange Bank, dated August 25, 1997 (the "Commerce Exchange Note").

2. The Company is obligated to pay rent on its Signature Square office until March 31, 2001.

3. The Company is investigating potential tax liability in various states where it might be considered doing business. The Company believes the total liability for such unpaid taxes will not exceed $70,000.

4. The Company received a foreign tax refund in 1993 for $44,000, which the Company believes may have been received in error.

                                  SCHEDULE 2.7

                              CERTAIN DEVELOPMENTS


i.       None.

ii.      1.       The Company redeemed eight shares of its common stock
                  pursuant to the Minadeo Agreement.

         2. The Company filed a Certificate of Amendment to its Articles of Incorporation on October 10, 1997, which converted each outstanding share of Common Stock outstanding into 6,364.151 shares of Common Stock.

iii.     1.       The Company credited $64,000 of invoicing errors in August,
                  1997.

         2. The Company cancelled a $96,712 debt owed by the Shareholders to the Company pursuant to two $44,500 Notes issued on January 7, 1997.

iv.      None.

v. Purchases by the Company for CCI Renaissance Centre including approximately $250,000 for PBX, voice mail, cabling network communications and video conferencing equipment; approximately $300,000 for flexible workstations; approximately $50,000 for networking and communications equipment and approximately $100,000 for an upgrade to standard finish.

vi.      1.       Transactions contemplated by the Minadeo Agreement.

         2. The Company paid bonuses to the Shareholders in the aggregate amount of $400,000 on August 3, 1997.

vii.     1.       See item (vi.) above.

         2. On September 1, 1997 the Company adopted an Insured Qualified Sick-Pay Plan for certain of its employees.

         3. The Company changed its medical benefit plan from Medical Mutual of Ohio to Safeco on July 1, 1997.

         4. The Company changed its payroll service provider to ADP on October 1, 1997.

viii.    None.

ix.      1.       Payments made and commissions earned under the Company's
                  Management Incentive Plan.

         2.       See item 2(vi) above.

x.       None.

xi.      None.

xii.     1.       $700,000 Note to Commerce Exchange Bank.

         2. Lease payments pursuant to the Equipment Lease, dated January 9, 1997 with the Fifth Third Bank (the "Fifth Third Agreement").

         3.       Minadeo Agreement.

xiii.    None other than listed.

                                  SCHEDULE 2.9
                                  ------------

                               ACCOUNTS RECEIVABLE
                               -------------------


See item (iii) on Schedule 2.7

                                  SCHEDULE 2.10
                                  -------------

                                   PROPERTIES
                                   ----------


Leased Headquarters of the Company
- ----------------------------------

Conley, Canitano and Assoc., Inc.
Suite 390
25201 Chagrin Boulevard
Beachwood, Ohio 44122

1.       Signature Square Office Lease, dated June 12, 1986.

2. Lease Modification Agreement, dated October 31, 1990, between the Company and Signature Square.

3. Second Lease Modification and Extension Agreement, dated June 2, 1993, between the Company and Signature Square.

4. Lease Modification Agreement, dated November 11, 1996, between the Company and Signature Square.

5. Lease Agreement, dated January 3, 1997, between American National Development, Ltd. and the Company for CCAI Renaissance Centre.

6.       Letter Agreement with American National, dated May 14, 1996.

7.       Operating Agreement of Place Renaissance Ltd., dated January 3, 1997.

8.       Liens:

         a) Commerce Exchange Bank has a blanket lien on the assets of the Company.

                                  SCHEDULE 2.11
                                  -------------

                                   TAX MATTERS
                                   -----------


1. The Company was audited by the IRS for the 1993 tax year. No items are disputed or pending regarding this completed audit.

2. The Ohio Department of Taxation is currently calculating any adjustments to Ohio franchise tax that will be required as a result of the 1993 federal audit, if any.

3. The Company is currently undergoing an Ohio sales and use tax audit for the years 1992, 1993, 1994 and 1995. The Company believes the total liability relating to these audits will not exceed $20,000.

4. The Company has delivered to the Investors a copy of the federal and state tax returns for 1994, 1995 and 1996. 1994 through 1996 are open years for federal. 1993 through 1996 are open years for state.

5.       See item 3 on Schedule 2.6.

                                  SCHEDULE 2.12
                                  -------------

                                    CONTRACTS
                                    ---------


a.       None.

b.       1.       See Agreements listed on Schedule 2.10.

         2.       The Fifth Third Agreement

         3.       See Insurance Policies listed on Schedule 2.21.

         4.       See Schedule 2.15.

         5.       See Schedule 2.20.

         6.       The Minadeo Agreement.

c.       1.       Purchase Order for Contract Programming Services dated
                  March 4, 1997, between the Company and Brush Wellman Inc.

         2. Agreement for Consulting and Programming Services, dated February 24, 1997, between the Company and Master Builders, Inc. (the "Master Builders Agreement").

d.       1.       National Implementation Partner Agreement, dated April 2,
                  1996, between the Company and SAP America, Inc.

         2. ASAP Partner Addendum to National Implementation Agreement effective July 1, 1997, between the Company and SAP America, Inc.

         3.       Oracle Agreement.

e.       1.       See item (d.) above.

         2. CourtMaster Licensing Agreements with Lyndhurst Municipal Court, Lawrence County Municipal Court, City of Shelby, Garfield Heights Municipal Court, City of East Cleveland, City of Alliance, City of Taylor, City of Gahanna, City of East Liverpool, City of Avon Lake, Parma Municipal Court, City of Shaker Heights, Ashtabula Municipal Court, Chillicothe Municipal Court, Village of Oakwood, Athens Municipal Court, City of Marion, City of Independence, City of Xenia, Village of Boston Heights, City of Beachwood, Berea Municipal Court, Euclid Municipal Court, Village of Northfield, Elyria Municipal Court and the City of Westlake (the "Court Master Agreements"). These agreements are substantially similar and the Company has provided only examples to the Investors.

f.       1.       See Schedule 2.7, item (v).

         2.       The Fifth Third Agreement.

g.       1.       Commercial Security Agreement, dated June 5, 1996, between
                  Commerce Exchange Bank and the Company.

         2. Commercial Security Agreement, dated May 31, 1997, between Commerce Exchange Bank and the Company.

         3. Bank Note, dated May 31, 1997, between Commerce Exchange and the Company.

         4.       The Commerce Exchange Note.

h.       1.       National Implementation Partner Agreement, dated November
                  2, 1994, between the Company and SAP America, Inc.

         2. Letter from SAP America, dated November 13, 1995, regarding their intent to renew the National Implementation Partner Agreement.

         3. National Implementation Partner Agreement, dated as of April 2, 1996, between the Company and SAP America, Inc.

         4. ASAP Partner Addendum to National Implementation Agreement effective July 1, 1997, between the Company and SAP America, Inc. (items 1-4 of this Section h are herein referred to as the "SAP Agreement").

         5. Teaming Agreement, dated September 9, 1996, between the Company and Elsag Bailey, Inc.

         6.       Oracle Agreement.

         7. North American Consulting Agreement, dated November 3, 1994, between the Company and Ernst & Young LLP, together with Renewal and Extension, dated October 14, 1996 (the "Ernst & Young Agreement").

         8. Consultant Agreement, dated June 23, 1997, between the Company and Arthur Anderson Consulting LLP (the "Arthur Anderson Agreement").

i.       1.       ASAP Partner Addendum to National Implementation Agreement
                  effective July 1, 1997, between the Company and SAP America,
                  Inc.

         2. Advertising Agreement, dated April 22, 1996, between the Company and Saifman, Richards & Associates.

j.       1.       The Company has entered into an employment agreement with
                  each of its employees other than the Shareholders. The agreements are generally of one of four types; Marketing, Human Resources, SAP and Non-SAP. The Company has only provided the Investors with a form of each type.

         2.       See Schedule 2.7(ii.).

         3.       See Schedule 2.22.

k.       See Schedule 2.7(ii.).

l.       1.       The Company has a discretionary profit sharing plan with
                  its employees, last year the Company deposited approximately
                  $135,000 into employees' 401(k) plans.

         2.       Earnings Incentive Plan as described in the Company's Employee
                  Manual.

         3.       Performance Incentive Plan.

         4.       Sales Commission Plan.

         5.       Recruiting Commission Plan.

         6.       Management Incentive Plan.

         7. Flexible 401(k) and Profit Sharing Plan Agreement, dated October 15, 1996, between the Company and Putnam.

m.       1.       See Schedule 2.7(ii.)

         2.       See Incentive and Commission Plans in item l above.

n.       None.

o.       None.

p.       See Schedule 2.7(ii.).

q. The Company has a verbal agreement with the court system of the City of Bedford, Ohio, to pay to Bedford Courts a royalty fee of 15% on the sale of any court master software product.

                                  SCHEDULE 2.13
                                  -------------

                              INTELLECTUAL PROPERTY
                              ---------------------

None.

                                  SCHEDULE 2.15
                                  -------------

                             EMPLOYEE BENEFIT PLANS
                             ----------------------


1. Flexible 401(k) and Profit Sharing Plan Agreement, dated October 15, 1996, between the Company and Putnam.

2.       See Schedule 2.12(l.).

3.       Insured Qualified Sick-Pay Plan.

4. See the Company's Employee Handbook, which explains other Company benefits provided to employees.

5.       See attached Summary of Insurance Policies of the Shareholders.

6.       Voluntary Dental Plans
         a.       American Prepaid Dental Plan
         b.       Jefferson Pilot Dental Plan

7.       Administrative Service Consultants Medical Plan (Plan #: C-97016)

                                  SCHEDULE 2.17
                                  -------------

                             EMPLOYEES AND SUPPLIERS
                             -----------------------

SCHEDULE 2.17(b) List of all managers, employees and consultants, 1996, $250,000-- current job title, years of service and aggregate annual compensation and benefits.

         Tim May                Account Executive               01/09/95
         Jack Rhyne             V.P. Enterprise Systems         03/07/94
         Glenn Furth            Advisory Assoc.                 03/07/94
         Alan Branstein         Managing Assoc.                 09/13/94
         Hallie Rosenberg       Account Exec.                   07/10/95
         Grant Margrett         Account Exec.                   08/07/95
         Tim Flowers            Account Exec.                   03/29/90
         Mark Soltys            District Manager                11/14/94
         Lia Koumbardou         Sr. Consultant                  04/24/95
         Robert MacKinlay       District Manager                04/18/94


SCHEDULE 2.17(b)  List of all material suppliers, 1996

1.       The only material suppliers to the Company are its insurance carriers.

                                  SCHEDULE 2.20
                                  -------------

                          INVESTMENT BANKING; BROKERAGE
                          -----------------------------

1.       Engagement letter, dated February 26, 1997, between the
         Company and McDonald & Co.

                                  SCHEDULE 2.21
                                  -------------

                                    INSURANCE
                                    ---------


   See attached Summary of Insurance for Conley, Canitano and Associates, Inc.

                                  SCHEDULE 2.22
                                  -------------

                          TRANSACTIONS WITH AFFILIATES
                          ----------------------------

1. Promissory notes, dated January 7, 1997, from Annette and Nicholas Canitano and Karen and Ken Conley to the Company each in the principal amount of $44,500.

2.       Operating Agreement of Place Renaissance Ltd., dated January 3, 1997.

3.       Minadeo Agreement.

4.       Lease Agreement with National Development, Ltd.

5.       The following employees are related to one of the Shareholders:

         a.  Linda Newman            -       Accounting Manager
         b.  Don Newman              -       SAP Consultant
         c.  Christine Meredith      -       Clerk
         d.  Brian Conley            -       SAP Consultant
         e.  John Minadeo            -       Cobol Programmer

                                  SCHEDULE 2.23
                                  -------------

                                    CUSTOMERS
                                    ---------


1. SAP America, Brush Wellman, Ernst & Young, Master Builders, Andersen Consulting, Key Corp., Cole National, Office Max, Ciba-Geigy, Medical Mutual, General Tire, Simon & Schuster, Allegiance, Unisys, Goodyear Tire & Rubber, Pilkington Barnes Hind and EDS.

2. Key Services has notified the Company that the Company is no longer designated as a preferred customer.

                                  SCHEDULE 2.24
                                  -------------

                         PRODUCT AND SERVICE WARRANTIES
                         ------------------------------

1.       Terms of the CourtMaster Agreements.

2.       Terms of the Master Builders Agreement.

3. Purchase order for Contract Programming Services, a form of which is attached.

4.       Terms of the Arthur Anderson Agreement.

5.       Terms of the SAP Agreement.

6.       Terms of the Ernst & Young Agreement.

7.       Terms of the Oracle Agreement.

                                  SCHEDULE 2.25
                                  -------------

                                 CERTAIN EVENTS
                                 --------------


         None.

                                  SCHEDULE 4.7
                                  ------------

                             MANAGEMENT COMPENSATION
                             -----------------------


Nicholas A. Canitano                 $   250,000
Annette M. Canitano                      150,000
Kenneth L. Conley                        250,000
Karen M. Conley                          150,000

The Shareholders will also participate in a Bonus Plan to be established by the Board of Directors prior to 1998.

                                 SCHEDULE 5.1(d)
                                 ---------------

                                   COMPETITORS
                                   -----------


         Please see attached list of SAP Alliance Partners.

                                CONSENT OF SPOUSE
                                -----------------


                  I, Nicholas A. Canitano, spouse of Annette M. Canitano, acknowledge that I have read the Stock Purchase and Shareholders Agreement dated as of October 15, 1997, to which this Consent is attached as EXHIBIT H (the "Agreement") and that I know its contents. I am aware that by its provisions, including without limitation the provisions of Section 5 of the Agreement, certain restrictions are imposed upon the sale or other dispostion of any shares of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

                  I hereby agree that my interest, if any, in the shares subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares will be similarly bound by the Agreement.

                  I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

                  Dated as of the 15th day of October, 1997.


                                                 /s/ Nicholas A. Canitano
                                                 -------------------------------
                                                 Nicholas A. Canitano

                                CONSENT OF SPOUSE
                                -----------------


                  I, Annette M. Canitano, spouse of Nicholas A. Canitano, acknowledge that I have read the Stock Purchase and Shareholders Agreement dated as of October 15, 1997, to which this Consent is attached as EXHIBIT H (the "Agreement") and that I know its contents. I am aware that by its provisions, including without limitation the provisions of Section 5 of the Agreement, certain restrictions are imposed upon the sale or other dispostion of any shares of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

                  I hereby agree that my interest, if any, in the shares subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares will be similarly bound by the Agreement.

                  I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

                  Dated as of the 15th day of October, 1997.


                                                  /s/ Annette M. Canitano
                                                 -------------------------------
                                                 Annette M. Canitano

                                CONSENT OF SPOUSE
                                -----------------


                  I, Kenneth L. Conley, spouse of Karen M. Conley, acknowledge that I have read the Stock Purchase and Shareholders Agreement dated as of October 15, 1997, to which this Consent is attached as EXHIBIT H (the "Agreement") and that I know its contents. I am aware that by its provisions, including without limitation the provisions of Section 5 of the Agreement, certain restrictions are imposed upon the sale or other dispostion of any shares of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

                  I hereby agree that my interest, if any, in the shares subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares will be similarly bound by the Agreement.

                  I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

                  Dated as of the 15th day of October, 1997.


                                                 /s/ Kenneth L. Conley
                                                 -------------------------------
                                                 Kenneth L. Conley

                                CONSENT OF SPOUSE
                                -----------------


                  I, Karen M. Conley, spouse of Kenneth L. Conley, acknowledge that I have read the Stock Purchase and Shareholders Agreement dated as of October 15, 1997, to which this Consent is attached as EXHIBIT H (the "Agreement") and that I know its contents. I am aware that by its provisions, including without limitation the provisions of Section 5 of the Agreement, certain restrictions are imposed upon the sale or other dispostion of any shares of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

                  I hereby agree that my interest, if any, in the shares subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares will be similarly bound by the Agreement.

                  I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

                  Dated as of the 15th day of October, 1997.


                                                  /s/ Karen M. Conley
                                                 -------------------------------
                                                 Karen M. Conley